UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 17, 2012

Codexis, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-34705	71-0872999
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Penobscot Drive Redwood City, CA 94063 (Address of Principal Executive Offices)		94063 (Zip Code)

(650) 421-8100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On February 17, 2012, Codexis, Inc. (the “Company”) announced that, effective immediately, Dr. Alan Shaw has resigned as a director and as President and Chief Executive Officer of the Company to pursue other interests. Dr. Shaw’s resignation was not in connection with a disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Company has appointed Peter Strumph, currently the Company’s Senior Vice President and Business Head, Pharmaceuticals, as interim President and Chief Executive Officer. The Board of Directors has formed a search committee, which will oversee the transition and a search for a permanent President and Chief Executive Officer, including both internal and external candidates.

Mr. Strumph, age 47, has served as the Company’s Senior Vice President and Business Head of Pharmaceuticals, as well as its Senior Vice President, Commercial Operations, since joining the Company in June 2010. From January 2010 to June 2010, Mr. Strumph was a consultant with Eureka Consulting, a life sciences consulting firm. From June 2007 to June 2009, Mr. Strumph was the Chief Executive Officer of Nile Therapeutics, Inc., a publicly held clinical stage biopharmaceutical company developing products for the treatment of cardiovascular disease. Prior to joining Nile Therapeutics, Mr. Strumph served as Senior Vice President of Operations for CV Therapeutics, Inc., a publicly held biopharmaceutical company that developed and commercialized small molecule drugs for the treatment of cardiovascular disease. At CV Therapeutics, at various times, Mr. Strumph had responsibility for several functions, including pharmaceutical development and manufacturing, marketing, quality assurance/control, clinical trial operations, project management and alliance management. Mr. Strumph received a B.S. in System Science and Engineering and an M.B.A. from the University of Pennsylvania. He also served as a Lieutenant in the United States Navy.

(e) In connection with Dr. Shaw’s resignation as President and Chief Executive Officer, Dr. Shaw and the Company entered into a Transition and Separation Agreement, dated February 17, 2012 (the “Transition and Separation Agreement”). Pursuant to the Transition and Separation Agreement, Dr. Shaw will provide consulting services as requested by the Board of Directors of the Company until August 17, 2012 (the “Consulting Period”), and will not become employed by or provide assistance to any competitor of the Company. During the Consulting Period, Dr. Shaw will receive his current base salary ($42,083.34 per month), and the options to purchase Common Stock of the Company previously granted to Dr. Shaw under the Company’s equity incentive plans (the “Options”) will continue to vest in accordance with their existing terms. Dr. Shaw provided a release of claims in connection with the execution of the Transition and Separation Agreement.

After the Consulting Period, in exchange for a full general release of claims and compliance with the terms of the Transition and Separation Agreement, including the terms of the Confidential Information, Secrecy, and Invention Agreement entered into between Dr. Shaw and Maxygen, Inc., the former parent corporation of the Company, as of September 14, 2001, Dr. Shaw will receive: his current base salary (as set forth above) for twelve (12) months; $220,500.00, which represents Dr. Shaw’s bonus for fiscal year 2011, less required withholding taxes; payment or reimbursement for COBRA premiums necessary to continue medical, dental and vision coverage for Dr. Shaw and his covered dependents until the earlier of August 17, 2013 or the date Dr. Shaw becomes eligible for comparable coverage under another employer’s plans, provided that Dr. Shaw submits documentation to the Company substantiating his payments for COBRA coverage; and reimbursement for attorneys’ and professional tax advisors’ fees, in an aggregate amount not to exceed $7,500. Dr. Shaw may also elect to have his Options remain exercisable until the earlier of (i) March 31, 2013, (ii) the original expiration date of the applicable Option or (iii) the closing of a Change in Control (as defined in the Company’s equity incentive plans, as applicable).

The foregoing is only a summary of the material terms of the Transition and Separation Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the Transition and Separation Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

(b) In connection with his appointment as interim President and Chief Executive Officer, Mr. Strumph is entering into (i) an indemnification agreement with the Company in the form entered into between the Company and its directors, officers and certain employees, and (ii) a change of control severance agreement in the form entered into between the Company and certain of its officers, each as filed as exhibits to the Company’s Registration Statement on Form S-1 (File No. 333-164044), effective April 21, 2010.

Item 7.01.	Regulation FD Disclosure.

On February 17, 2012, the Company issued a press release announcing Dr. Shaw’s resignation from his position as a director and as the Company’s President and Chief Executive Officer, and the appointment of Mr. Strumph as interim President and Chief Executive Officer of the Company. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

The information furnished pursuant to this Item 7.01 of this report, including the exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in any such filing, unless the Company expressly sets forth in such filing that such information is to be considered “filed” or incorporated by reference therein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 17, 2012

CODEXIS, INC.

By:	/s/ Douglas T. Sheehy
Name:	Douglas T. Sheehy
Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release.